                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------



Date of report (Date of earliest event reported): October 14, 2005
                                                  ---------------------

                               LUCILLE FARMS, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                       1-12506                   13-2963923
---------------------------    -----------------------    ----------------------
  (State or Other Juris-        (Commission File No.)         (IRS Employer
diction of Incorporation)                                   Identification No.)


12 Jonergin Drive, PO Box 125, Swanton Vermont                 05488
----------------------------------------------              -----------
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: (802) 868-7051
                                                   ---------------


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.        OTHER EVENTS.

         On October 17, 2005, the Registrant announced that it has discontinued the manufacture of mozzarella cheese, and will seek to continue to manufacture its "Select" pizza cheese. The discontinuance of the manufacture of mozzarella cheese was occasioned by the refusal of St. Albans Cooperative Creamery, ("St. Albans"), the Registrant's sole supplier of milk (an essential ingredient in the manufacture of mozzarella cheese), to supply the Registrant with milk after the Registrant was unable to make full payment on a milk bill last week. Due to such refusal, on Friday, October 14, 2005, the Registrant was compelled to give notice of termination to its employees involved in the manufacture of mozzarella cheese.

         The Registrant had previously announced that, because of significant losses incurred since December, 2004, due to the unprecedented disconnect at such time between the price at which it sells its cheese and the cost of milk, it had developed a capital improvement plan to increase efficiencies and reduce the cost of manufacturing cheese. The plan called for an infusion of $8,000,000. Discussions to provide such financing and strengthen the Registrant's balance sheet were underway with St. Albans, the Vermont Economic Development Authority ("VEDA"), the Franklyn County Economic Development Authority, the United States Department of Agriculture, the Village of Swanton, Vt., UPS Business Credit, LLC, LaSalle Business Credit LLC ("LaSalle"), and a potential joint venture partner that would provide the necessary financing to modify the Registrant's whey facility. In the past month, elements of the plan were beginning to come together. Just recently, the Registrant received a Letter of Intent from LaSalle to supply additional funding conditioned upon a guarantee from VEDA and a $400,000 letter of credit from St. Albans. Based upon St. Albans' involvement in moving the plan forward, its action was not anticipated.

         The ability of the Registrant to continue in business will be dependent upon it being able to increase revenues from the sale of its "Select" pizza cheese and the willingness of LaSalle to finance such business. Currently, "Select" pizza cheese accounts for approximately 20% of the Registrant's revenues. This is expected to increase in the short-term to the equivalent of 25% of the Registrant's sales on a pro forma basis. This is up from 5.5% during the fiscal year ended March 31, 2005 and 1% during the fiscal year ended March 31, 2003. While the Registrant's "Select" pizza cheese requires mozzarella cheese as an ingredient, the Registrant has determined that it can buy-in its requirements of such cheese and need not purchase milk to manufacture the same. "Select" pizza cheese is made utilizing a propriety formula, and has a higher profit margin than mozzarella cheese. The Registrant is holding discussions with LaSalle with a view towards continuing to fund the Registrant's operations in the manufacture and sale of "Select" pizza cheese.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.


         (d)      Exhibits

                  EXHIBIT
                  NUMBER                    EXHIBIT TITLE OR DESCRIPTION
                  ------                    ----------------------------

                    99                      Press Release dated October 17, 2005

                                   Signatures:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              LUCILLE FARMS, INC.



                              By:  /s/ Jay Rosengarten
                                   -------------------------------------------
                                       Jay Rosengarten, Chief Executive Officer




Date: October 17, 2005